SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 23, 2005

VAIL BANKS, INC.
(Exact name of Registrant as Specified in its Charter)

Colorado	000-25081	84-1250561
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

0015 Benchmark Road, Suite 300, Avon, Colorado	81620
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (971) 476-2002

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGE IN REGISTRANTS CERTIFYING ACCOUNTANTS

(a)    Effective February 23, 2005, Vail Banks, Inc. (the “Company”) engaged the accounting firm of Perry-Smith LLP (“Perry-Smith”) as independent public accountants for the Registrant for the year ending December 31, 2005 following a determination not to reengage Dalby Wendland & Co., P. C. (“Dalby Wendland”), which served as the Company’s independent auditors for the past four fiscal years.

(b)    The reports of Dalby Wendland on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(c)    The decision to change independent public accountants was approved by the Audit Committee of the Board of Directors of the Company.

(d)    During the two most recent fiscal years and subsequent interim period preceding the date of this report, there were no disagreements with Dalby Wendland on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure.

(e)    The Company has not consulted with Perry-Smith during the last two years or subsequent interim period on either the application of accounting principles or the type of audit opinion that might be provided on the Company’s financial statements.

(f)    The Company requested Dalby Wendland to furnish a letter addressed to the SEC stating whether Dalby Wendland agrees with the above statements. A copy of this letter to the SEC, dated February 23, 2005, is filed as Exhibit 16 to this Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION

Exhibit 16.     Letter from Dalby, Wendland & Co., P. C. regarding change in certifying accountants.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VAIL BANKS, INC.

By:	/s/ Gary S. Judd
Gary S. Judd, President
February 23, 2005